                                                                   EXHIBIT 10.3


                              SECOND AMENDMENT TO
                              ASSIGNMENT AGREEMENT


     This Second Amendment to Assignment Agreement is dated as of March 22, 1996, by and between Daniel Yachia, a resident of Natania, Israel ("Yachia"), Seila Yachia, a resident of Turkey ("Assignee"), Mordechay Beyar, a resident of Tel-Aviv, Israel ("Beyar"), Rafael Beyar, a resident of Haifa, Israel ("Rafael"), Modern Therapeutic Modalities Ltd., a corporation organized and formed under the laws of Israel ("MTML"), Meir Bachar, a resident of Tel Aviv, Israel ("Distributee"), Lewis C. Pell, a resident of Armonk, New York, U.S.A. ("Pell"), Katsumi Oneda, a resident of Alpine, New Jersey, U.S.A. ("Oneda"), Warren L. Bielke, a resident of Minneapolis, Minnesota, U.S.A. ("Bielke") and InStent Inc. (formerly known as StenTek Inc.), a corporation duly organized and formed under the laws of the State of Delaware, U.S.A. ("InStent").

                                   RECITALS:

     A. On April 25, 1991, certain of the parties hereto entered into an Assignment Agreement which was amended by an Addendum dated as of May 31, 1991, a Second Addendum dated as of April 30, 1992 and an Amendment Agreement dated as of June 27, 1995 (said Agreements, together with the first and second Addendums and Amendment Agreement shall hereinafter be referred to as "Assignment Agreement").

     B. Medtronic, Inc., a Delaware, U.S.A. corporation ("Medtronic") and InStent propose to enter into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), pursuant to which, on the Effective Date, as defined in the Merger Agreement, Medtronic will acquire the capital stock and business (including good-will) of InStent by the merger of a wholly owned subsidiary of Medtronic with and into InStent (the "Merger").

     C. The parties hereto desire to induce Medtronic to enter into the Merger Agreement and consummate the transactions contemplated thereby.

     D. The royalty set forth in Section 3 of the Assignment Agreement was payable to MTML or its designees.

     E. On December 31, 1991, MTML was dissolved and its assets were distributed to Assignee, Beyar and Distributee including the rights of MTML contained in
Section 3 of the Assignment Agreement.

     NOW, THEREFORE, in consideration of the mutual conditions, covenants and agreements contained herein and to induce Medtronic to enter into the Merger Agreement, the parties hereto agree as follows:

     1. Section 3 of the Assignment Agreement is hereby deleted in its entirety and the following Section 3 (compromised of the following Paragraphs 3.1 and 3.2) are inserted in lieu thereof and the Assignment Agreement is amended thereby:

           "3.1. InStent shall pay royalties to MTML or its designees on all sales by InStent of products that incorporate components using the technology covered by claims under one or more of the patents listed in Exhibit A annexed hereto or under one or more patents resulting from a patent application listed in Exhibit A attached hereto. The royalty rate shall be 3% of any sales of such products to third parties (it being understood that the royalty payable on any one product shall not exceed such 3% rate regardless of the number of patents or patent claims covering such product), after deduction therefrom of returned products, sales commissions payable to third parties, freight and insurance expenses, other transportation charges, duties, excise tax, value added tax, sales tax and other similar taxes, relating thereto. The foregoing royalties shall be payable only with respect to sales of such products prior to the sixth anniversary of this Second Amendment to Assignment Agreement. Notwithstanding anything to the contrary herein, the total royalties payable under this Paragraph 3.1 shall not exceed $2,000,000 in the aggregate; provided however, in the event the cumulative amount of royalties paid from the date hereof is equal to $2,000,000, then InStent shall pay an additional royalty of $1,000,000.

      3.2 Royalties will be paid quarterly within thirty (30) days of each calendar quarter. Royalties payable under Paragraph 3.1 of this Section 3 shall accrue if not paid; provided, however, this shall in no way limit InStent's obligation to make due and punctual payment of such royalties."

      3.3 The parties hereto agree that the royalties payable pursuant to this
      Section 3 are payable to the following individuals at the following addresses and in the following percentages:


                    Payee and Address  Percentage of Royalty
                    -----------------  ---------------------

                    Mordechay Beyar          37.5%
                    Assignee                 50%
                    Distributee              12.5%


     2. This Agreement shall take effect as of the Effective Date of the Merger. In the event the Merger Agreement shall terminate, then this Agreement shall automatically terminate without any further act of the parties hereto and shall be of no further force or effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement on the date and year first above written.


                        /s/ Daniel Yachia
                        -------------------------------------
                        Daniel Yachia


                        /s/ Mordechay Beyar
                        -------------------------------------
                        Mordechay Beyar


                        /s/ Rafael Beyar
                        -------------------------------------
                        Rafael Beyar


                        Modern Therapeutic Modalities Ltd.


                        By illegible signature
                           ----------------------------------
                        Its
                           ----------------------------------


                        /s/ Lewis C. Pell
                        -------------------------------------
                        Lewis C. Pell


                        /s/ Katsumi Oneda
                        -------------------------------------
                        Katsumi Oneda


                        /s/ Warren L. Bielke
                        -------------------------------------
                        Warren L. Bielke
                        InStent Inc.


                        By /s/ Warren L. Bielke
                           ----------------------------------
                        Warren L. Bielke, President


                        /s/ Seila Yachia
                        -------------------------------------
                        Seila Yachia,
                        Successor in interest to MTML
                        Assignee of Daniel Yachia

                                   /s/ Meir Bachar
                                   -------------------------------------
                                   Meir Bachar
                                   Distributee


                                   /s/ Mordechay Beyar
                                   -------------------------------------
                                   Mordechay Beyar,
                                   Successor in Interest to MTML


                                   /s/ Daniel Yachia
                                   -------------------------------------
                                   Daniel Yachia,
                                   Successor in Interest to MTML